Exhibit 99

Investor Contact:
Andrew Weingardt
308-255-7428
Cabela’s Incorporated

Media Contact:
Nathan Borowski
308-255-2861
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS
- Fourth Quarter GAAP Diluted EPS of $0.84 and Non-GAAP Diluted EPS of $1.05
- Cabela’s CLUB® Avg. Receivables Grew 13.3%
- Consolidated Retail Comparable Store Sales Decreased 6.5% on a Shift-Adjusted Calendar Basis
- Solid Cabela’s CLUB Performance, Despite $15.8 Million Increase in Loan Loss Reserve vs. $9.9 Million LY
- Fourth Quarter Effective Tax Rate Increased to 44.9% as Compared to 36.1% a Year Ago Primarily Due to Certain Acquisition Costs, Shift in Source of Income, and State Income Taxes

SIDNEY, Neb. (February 16, 2017) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for the fourth quarter and fiscal year ended December 31, 2016. As previously disclosed, the Company’s fourth fiscal quarter and fiscal year ended December 31, 2016, included 13 weeks and 52 weeks, respectively, while its fourth fiscal quarter and fiscal year ended January 2, 2016, included 14 weeks and 53 weeks, respectively.

For the quarter, on a GAAP basis, total revenue decreased 4.9% to $1.3 billion, revenue from retail store sales decreased 4.3% to $888.2 million, Internet and catalog sales decreased 12.4% to $307.8 million, and Financial Services revenue increased 1.2% to $132.7 million. For the quarter, adjusted for the shift in weeks, U.S. comparable store sales decreased 6.4% and consolidated comparable store sales decreased 6.5%. Adjusted for the 53rd week in the fourth quarter of 2015, total revenue increased 1.0%, retail store sales increased 4.9%, and Internet and catalog sales decreased 4.7%. See the supporting schedules to this earnings release labeled “Revenue in Fiscal Year 2016 (52 Weeks) Compared to Fiscal Year 2015 (53 Weeks)” for a reconciliation of the GAAP to non-GAAP financial measures.

For the quarter, net income decreased 26.3% to $58.1 million compared to $78.8 million in the year ago quarter, and earnings per diluted share were $0.84 compared to $1.14 in the year ago quarter. Adjusted for certain items, the Company reported fourth quarter net income of $72.5 million and earnings per diluted share of $1.05 as compared to net income of $86.8 million and earnings per diluted share of $1.26 in the year ago quarter. Fourth quarter 2016 GAAP results included impairment and restructuring charges and other items totaling a $0.21 reduction in earnings per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

For fiscal 2016, net income decreased 22.4% to $146.9 million compared to $189.3 million, and earnings per diluted share were $2.13 compared to $2.67 a year ago. Adjusted for certain items, the Company reported fiscal 2016 net income of $179.7 million and earnings per diluted share of $2.60 as compared to net income of $204.7 million and earnings per diluted share of $2.88 a year ago. Fiscal 2016 GAAP results included impairment and restructuring charges and other items totaling a $0.47 reduction in earnings per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

“We were clearly disappointed with the fourth quarter results,” said Tommy Millner, Cabela’s Chief Executive Officer. “Consistent with other retailers, we experienced challenging traffic patterns in the quarter. Our increase in average ticket was not enough to make up for a decrease in transactions. Similar to industry trends, we experienced strength in firearms and shooting-related categories primarily early in the quarter. Later in the quarter, firearms and shooting-related categories became challenging as we faced the headwind of lapping the impact that the San Bernardino tragedy had on these categories a year ago. We saw improved trends in apparel and other softgoods categories in the latter part of the quarter. We continue to be pleased with the performance and growth of our Cabela’s CLUB Visa program.”

For the quarter, consolidated comparable store sales decreased 6.5% and U.S. comparable store sales decreased 6.4% as compared to the same quarter a year ago. Comparable store sales strength in firearms and shooting-related categories through the first half of the quarter was more than offset by softness in these categories due to challenging comparisons from the year ago period.

Merchandise gross margin decreased by 118 basis points in the quarter to 32.2% compared to 33.3% in the same quarter a year ago. This decrease was primarily attributable to the impacts of merchandise mix, promotional activity, and efforts to right size inventory levels. The negative impact of merchandise mix was attributable to the first two months of the quarter with increased firearms and shooting-related category penetration and decreased penetration in apparel categories. This negative impact was slightly offset in the month of December with lower penetration of firearms and shooting-related categories and higher penetration of apparel categories. The overall merchandise mix impact was approximately 70 basis points of the overall decrease for the quarter. Promotional activity was responsible for approximately 30 basis points of the decrease and efforts to right size inventory levels were responsible for approximately 20 basis points of the overall decrease.

Expense management initiatives continued to generate meaningful contributions to profitability. For the quarter, GAAP basis SD&A expenses as a percentage of total revenue increased 10 basis points to 29.8% as compared to 29.7% in the same quarter a year ago. On a non-GAAP basis SD&A expenses as a percentage of total revenue decreased 20 basis points to 29.3% as compared to 29.5% in the same quarter a year ago.

“We continue to be very pleased with the results of our expense and process improvement initiatives, which have continued to make meaningful contributions to profitability,” Millner said. “It is important to note that non-GAAP fourth quarter results reflect expense leverage for the fifth consecutive quarter. These efforts span across the entire organization, and I commend our teams for executing the implementation of these profitability enhancing improvements throughout the business.”

Cabela’s CLUB had an excellent quarter despite an increase in the loan loss reserve. The reserve for loan losses increased by $15.8 million in the quarter due to higher delinquency rates and, to a lesser extent, an increase in credit card loan balances. For the quarter, growth in the average number of active credit card accounts was 4.2% and growth in average balance per active credit card account was 8.7% as compared to the same period a year ago. The average balance of credit card loans grew 13.3% to approximately $5.4 billion as compared to $4.8 billion in the year ago quarter. For the quarter, net charge-offs were 2.79%. Fourth quarter Financial Services revenue increased 1.2% over the year ago quarter. This increase was primarily driven by increases in interest and fee income, which was largely offset by increases in the provision for loan losses as well as interest expense.

The fourth quarter effective tax rate was 44.9% compared to 36.1% in the same quarter a year ago on a GAAP basis and 39.5% compared to 36.1% on a non-GAAP basis. Our effective tax rate increased comparing the respective periods primarily due to increases in nondeductible expenses to facilitate the acquisition of the Company ($5 million net impact to the provision for income taxes), tax adjustments attributable to changes in the mix of taxable income between the United States and foreign tax jurisdictions, and state income taxes.

As a reminder, Cabela’s will not host a conference call with analysts and investors or provide guidance in connection with the results and does not plan to do so for future quarters while the acquisition of the Company by Bass Pro Shops is pending.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty omni-channel retailer of hunting, fishing, camping, shooting sports, and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Cabela’s offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “confident,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger by and among Bass Pro Group, LLC, Prairie Merger Sub, Inc., a wholly owned subsidiary of Bass Pro Group, LLC, and the Company, including, without limitation, the receipt of stockholder and regulatory approvals, including as a result of the inability of Capital One, National Association, to timely obtain regulatory approvals for its consummation of its purchase of World’s Foremost Bank; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments, or settlements, including those that may be instituted against the Company, the Company’s board of directors, executive officers, and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; and the response of customers, suppliers, business partners, and regulators to the announcement of the proposed merger; the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing audits by tax authorities and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended January 2, 2016, Forms 10-Q for the quarterly periods ended April 2, 2016, and October 1, 2016, and subsequent filings), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Revenue:
Merchandise sales	$1,195,998	$1,279,198	$3,558,019	$3,481,375
Financial Services revenue	132,671	131,054	543,061	502,543
Other revenue	9,636	(2,425)	28,279	13,784
Total revenue	1,338,305	1,407,827	4,129,359	3,997,702
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	811,432	852,847	2,413,850	2,286,554
Cost of other revenue	6,391	158	13,135	378
Total cost of revenue (exclusive of depreciation and amortization)	817,823	853,005	2,426,985	2,286,932

Selling, distribution, and administrative expenses	399,101	418,154	1,414,312	1,387,647
Impairment and restructuring charges	8,737	9,744	14,122	15,331

Operating income	112,644	126,924	273,940	307,792

Interest expense, net	(7,913)	(8,179)	(31,481)	(22,882)
Other non-operating income, net	580	4,532	5,141	9,717

Income before provision for income taxes	105,311	123,277	247,600	294,627
Provision for income taxes	47,252	44,486	100,653	105,297
Net income	$58,059	$78,791	$146,947	$189,330

Earnings per basic share	$0.85	$1.15	$2.15	$2.70
Earnings per diluted share	$0.84	$1.14	$2.13	$2.67

Basic weighted average shares outstanding	68,486,771	68,570,043	68,323,540	70,102,715
Diluted weighted average shares outstanding	69,300,123	69,127,372	68,996,664	70,968,913

CABELA’S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	December 31, 2016	January 2, 2016
ASSETS
CURRENT
Cash and cash equivalents	$263,825	$315,066
Restricted cash of the Trust	48,697	40,983
Accounts receivable, net	76,140	79,330
Credit card loans (includes restricted credit card loans of the Trust of $5,661,101 and $5,066,660), net of allowance for loan losses of $118,343 and $75,911	5,579,575	5,035,267
Inventories	860,360	819,271
Prepaid expenses and other current assets	132,250	117,330
Income taxes receivable	75,731	77,698
Total current assets	7,036,578	6,484,945
Property and equipment, net	1,807,209	1,811,302
Deferred income taxes	—	28,042
Other assets	127,037	138,715
Total assets	$8,970,824	$8,463,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $41,132 and $23,580	$347,784	$281,985
Gift instruments, credit card rewards, and loyalty rewards programs	387,865	365,427
Accrued expenses and other liabilities	172,744	224,733
Time deposits	177,015	215,306
Current maturities of secured variable funding obligations of the Trust	420,000	655,000
Current maturities of secured long-term obligations of the Trust, net	1,104,685	509,673
Current maturities of long-term debt	79,677	223,452
Total current liabilities	2,689,770	2,475,576
Long-term time deposits	991,842	664,593
Secured long-term obligations of the Trust, less current maturities, net	2,466,576	2,721,259
Long-term debt, less current maturities, net	671,509	635,898
Deferred income taxes	7,288	—
Other long-term liabilities	132,240	137,035

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued – 71,595,020 and 71,595,020 shares
Outstanding – 68,502,256 and 67,818,715 shares	716	716
Additional paid-in capital	384,353	389,754
Retained earnings	1,798,809	1,651,862
Accumulated other comprehensive loss	(45,922)	(50,914)
Treasury stock, at cost – 3,092,764 and 3,776,305 shares	(126,357)	(162,775)
Total stockholders’ equity	2,011,599	1,828,643
Total liabilities and stockholders’ equity	$8,970,824	$8,463,004

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Components of Total Consolidated Revenue:
Merchandise sales	$1,195,998	$1,279,198	$3,558,019	$3,481,375
Financial Services revenue	132,671	131,054	543,061	502,543
Other revenue	9,636	(2,425)	28,279	13,784
Total consolidated revenue as reported	$1,338,305	$1,407,827	$4,129,359	$3,997,702

As a Percentage of Total Consolidated Revenue:
Merchandise sales	89.4%	90.9%	86.2%	87.1%
Financial Services revenue	9.9	9.3	13.1	12.6
Other revenue	0.7	(0.2)	0.7	0.3
Total	100.0%	100.0%	100.0%	100.0%

Operating Income by Segment:
Merchandising	$69,500	$88,826	$73,494	$134,804
Financial Services	43,144	38,098	200,446	172,988
Total consolidated operating income as reported	$112,644	$126,924	$273,940	$307,792

Operating Income by Segment as a Percentage of Segment Revenue:
Merchandising segment operating income	5.8%	7.0%	2.0%	3.9%
Financial Services segment operating income	34.0	30.3	38.4	35.9
Total operating income as a percentage of total revenue	8.4	9.0	6.6	7.7

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Interest and fee income	$161,438	$131,898	$597,709	$481,731
Interest expense	(24,097)	(18,199)	(88,177)	(68,827)
Provision for loan losses	(48,655)	(27,907)	(147,661)	(85,120)
Net interest income, net of provision for loan losses	88,686	85,792	361,871	327,784
Non-interest income:
Interchange income	106,505	106,585	410,718	394,037
Other non-interest income	790	661	3,333	2,990
Total non-interest income	107,295	107,246	414,051	397,027
Less: Customer rewards costs	(63,310)	(61,984)	(232,861)	(222,268)
Financial Services revenue as reported	$132,671	$131,054	$543,061	$502,543

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Interest and fee income	12.0%	11.1%	11.6%	10.8%
Interest expense	(1.8)	(1.5)	(1.7)	(1.5)
Provision for loan losses	(3.6)	(2.3)	(2.9)	(1.9)
Interchange income	7.9	8.9	8.0	8.8
Other non-interest income	—	—	0.1	0.1
Customer rewards costs	(4.7)	(5.2)	(4.5)	(5.0)
Financial Services revenue as reported	9.8%	11.0%	10.6%	11.3%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

The following tables show key statistics reflecting the performance of the Financial Services business for the periods presented below.

	Three Months Ended
	December 31, 2016	January 2, 2016	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$5,398,495	$4,763,351	$635,144	13.3%
Average number of active credit card accounts	2,118,659	2,032,492	86,167	4.2
Average balance per active credit card account (1)	$2,548	$2,344	$204	8.7
Purchases on credit card accounts, net	5,592,040	5,463,292	128,748	2.4
Net charge-offs on credit card loans (1)	37,643	20,958	16,685	79.6
Net charge-offs as a percentage of average credit card loans (1)	2.79%	1.76%	1.03%
(1) Includes accrued interest and fees

	Fiscal Year Ended
	December 31, 2016	January 2, 2016	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$5,120,592	$4,465,058	$655,534	14.7%
Average number of active credit card accounts	2,064,517	1,940,534	123,983	6.4
Average balance per active credit card account (1)	$2,480	$2,301	$179	7.8
Purchases on credit card accounts, net	21,266,315	20,213,403	1,052,912	5.2
Net charge-offs on credit card loans (1)	120,497	75,846	44,651	58.9
Net charge-offs as a percentage of average credit card loans (1)	2.35%	1.70%	0.65%
(1) Includes accrued interest and fees

CABELA’S INCORPORATED AND SUBSIDIARIES
REVENUE IN FISCAL YEAR 2016 (52 WEEKS) COMPARED TO FISCAL YEAR 2015 (53 WEEKS)
(Dollars in Thousands)
(Unaudited)

Information on the extra week in the fourth fiscal quarter of 2015 and fiscal year ended January 2, 2016, is presented below in order to separate the impact of the extra week on reported results in comparison to reported results for the fourth fiscal quarter of 2016 and fiscal year ended December 31, 2016. Financial Services was not adjusted because its reporting periods end on a calendar year. Management believes that these measures are an important analytical tool to aid in understanding operating trends without the 53rd week in fiscal year 2015.

	Three Months Ended
					Excluding 53rd Week of 2015
					(Non-GAAP Basis)
	December 31, 2016	January 2, 2016 (including 53rd week)	Increase (Decrease)	% Change	Week 53	Increase (Decrease)	% Change

Revenue:
Merchandise sales	$1,195,998	$1,279,198	$(83,200)	(6.5)%	$83,085	$(115)	—%
Financial Services	132,671	131,054	1,617	1.2	—	1,617	1.2
Other revenue	9,636	(2,425)	12,061		900	12,961
Total revenue	$1,338,305	$1,407,827	$(69,522)	(4.9)	$83,985	14,463	1.0

	Fiscal Year Ended
					Excluding 53rd Week of 2015
					(Non-GAAP Basis)
	December 31, 2016	January 2, 2016 (including 53rd week)	Increase (Decrease)	% Change	Week 53	Increase (Decrease)	% Change

Revenue:
Merchandise sales	$3,558,019	$3,481,375	$76,644	2.2%	$83,085	$159,729	4.6%
Financial Services	543,061	502,543	40,518	8.1	—	40,518	8.1
Other revenue	28,279	13,784	14,495		900	15,395
Total revenue	$4,129,359	$3,997,702	$131,657	3.3	$83,985	$215,642	5.4

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Total revenue; selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) the gain on sale and related basis of a property sold in the fourth quarter of 2016; (ii) consulting fees and certain expenses primarily related to our corporate restructuring initiative and review of strategic alternatives; (iii) a charge recognized pursuant to a lawsuit settlement; (iv) impairment and restructuring charges; (v) receipt on a note receivable balance previously written off; (vi) a penalty associated with the Company’s settlement with the SEC; (vii) incremental expenses related to the transition and closing of the Company’s distribution center in Canada; and (viii) an adjustment to the provision for income taxes for nondeductible expenses primarily to facilitate the acquisition of the Company. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for year-over-year comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	December 31, 2016			January 2, 2016
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$1,338,305	$(10,000)	$1,328,305	$1,407,827	$—	$1,407,827
Selling, distribution, and administrative expenses (3)	$399,101	$(10,117)	$388,984	$418,154	$(2,761)	$415,393
Impairment and restructuring charges (4)	$8,737	$(8,737)	$—	$9,744	$(9,744)	$—
Operating income (5)	$112,644	$14,492	$127,136	$126,924	$12,505	$139,429
Income before provision for income taxes	$105,311	$14,492	$119,803	$123,277	$12,505	$135,782
Provision for income taxes (6)	$47,252	$26	$47,278	$44,486	$4,488	$48,974
Net income	$58,059	$14,466	$72,525	$78,791	$8,017	$86,808
Earnings per diluted share	$0.84	$0.21	$1.05	$1.14	$0.12	$1.26

(footnotes follow on the next page)

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (Continued) (1)
(Unaudited)

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Fiscal Year Ended
	December 31, 2016			January 2, 2016
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Total revenue (2)	$4,129,359	$(10,000)	$4,119,359	$3,997,702	$—	$3,997,702
Selling, distribution, and administrative expenses (3)	$1,414,312	$(34,050)	$1,380,262	$1,387,647	$(8,626)	$1,379,021
Impairment and restructuring charges (4)	$14,122	$(14,122)	$—	$15,331	$(15,331)	$—
Operating income (5)	$273,940	$43,810	$317,750	$307,792	$23,957	$331,749
Income before provision for income taxes (7)	$247,600	$43,333	$290,933	$294,627	$23,957	$318,584
Provision for income taxes (6)	$100,653	$10,610	$111,263	$105,297	$8,553	$113,850
Net income	$146,947	$32,723	$179,670	$189,330	$15,404	$204,734
Earnings per diluted share	$2.13	$0.47	$2.60	$2.67	$0.21	$2.88

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)
Reflects the selling price, classified in other revenue, of a property which was sold in 2016. This sale and pre-tax gain on sale is shown as a non-GAAP item since this property had been impaired in previous years with the impairment losses shown as a non-GAAP item.

(3)	Consists of the following for the respective periods:

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Consulting fees and certain other expenses primarily related to costs associated with the Company’s corporate restructuring initiatives incurred in both years and the review of strategic alternatives incurred in 2016	$10,117	$2,761	$30,200	$6,419
Charge related to a lawsuit settlement	—	—	3,850	—
Penalty associated with the Company’s settlement with the SEC	—	—	—	1,000
Incremental expenses related to the transition and closing of the Company’s distribution center in Canada	—	—	—	1,207
	$10,117	$2,761	$34,050	$8,626
(footnotes continue on the next page)

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (Continued) (1)
(Unaudited)

(4)	Consists of the following for the respective periods:

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Charges for employee severance agreements and termination benefits related to our corporate restructuring and reduction in the number of personnel	$6	$179	$4,003	$5,556
Impairment losses on property, equipment, and other assets	5,583	5,691	6,971	5,901
Write-off of costs pertaining to store sites previously identified as future retail store locations but decided not to develop	896	3,874	896	3,874
Accumulated amortization of deferred grant income relating to fair value adjustments on economic development bonds	2,252	—	2,252	—
	$8,737	$9,744	$14,122	$15,331

(5)	Reflects adjustments in notes (2), (3), and (4), and an adjustment of $5,638 to the cost of other revenue for the cost (basis) of a property which was sold in 2016.

(6)
For all periods presented, reflects the estimated provision for income taxes on the non-GAAP adjusted income before provision for income taxes. In addition, for the three months and fiscal year ended December 31, 2016, reflects an adjustment of $5,448 to the provision for income taxes for nondeductible expenses to facilitate the acquisition of the Company. The effective income tax rate used for the non-GAAP financial measures was 39.5% and 38.2%, respectively, for the three months and fiscal year ended December 31, 2016, and 36.1% and 35.7%, respectively, for the three months and fiscal ended January 2, 2016. A reconciliation impacting the provision for income taxes follows:

	Three Months Ended		Fiscal Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016

Provision for income taxes calculated on the non-GAAP adjustments excluding the impact of the nondeductible expenses to facilitate the acquisition of the Company	$5,474	$4,488	$16,058	$8,553
Adjustment to the provision for income taxes for nondeductible expenses to facilitate the acquisition of the Company	(5,448)	—	(5,448)	—
Provision for income taxes on non-GAAP adjustments	$26	$4,488	$10,610	$8,553
(7) For the fiscal year ended December 31, 2016, reflects adjustments in note (5) and an adjustment of $477 to other non-operating income, net. The adjustment of $477 was for funds received on a note receivable where the balance was written off in a previous period and treated as a non-GAAP item.